As filed with the Securities and Exchange Commission on November 19, 2003

Registration No. 333-106819

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTERWOVEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0523543
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

803 11th Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

Stock options granted by MediaBin, Inc. under its

1994 Amended and Restated Stock Option Plan, as amended,

and assumed by Interwoven, Inc.

Stock options granted by MediaBin, Inc. under its 2001 Stock Option Plan, as amended,

and assumed by Interwoven, Inc.

(Full Title of the Plans)

David M. Allen

Senior Vice President and Chief Financial Officer

Interwoven, Inc.

803 11th Avenue

Sunnyvale, California 94089

(408) 774-2000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Horace L. Nash, Esq.

William L. Hughes, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

INTERWOVEN, INC.

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM S-8

REMOVAL OF SHARES FROM REGISTRATION

This post-effective amendment removes from registration the offer and sale of 1,409,117 shares of the Registrant’s common stock, par value $0.001 per share, which amounts to 352,279 shares as adjusted for the one-for-four reverse stock split which was effective as of the close of trading on The NASDAQ National Market on November 18, 2003. Pursuant to Interpretation No. 89 of Section G of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997), the Registrant intends to credit the shares hereby removed from registration, and the associated filing fee, toward a registration statement on Form S-8 filed contemporaneously herewith.

EXPLANATORY NOTE

In addition to the removal of shares from registration described above, the purpose of this post-effective amendment is to add Exhibit 23.03 and amend and restate Item 8 to show the inclusion of Exhibit 23.03. All items have been omitted herefrom other than the facing page, Item 8, the signature page, the exhibit index and Exhibit 23.03.

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Item 8.	Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	Exhibit	Filing Date	Herewith

4.01	MediaBin, Inc. 1994 Amended and Restated Stock Option Plan, as amended, and related forms of stock option and option exercise agreements.*	10-12G	10.5	4/24/98

4.02	MediaBin, Inc. 2001 Stock Option Plan, as amended, and related forms of stock option and option exercise agreements.**	10-K405	10.7	4/1/02

4.03	Third Amended and Restated Certificate of Incorporation.	S-1	3.03	12/17/99

4.04	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation.	S-3	3.03	11/22/00

4.05	Amended and Restated Bylaws.	10-K	3.03	6/20/01

4.06	Form of Certificate for Registrant’s common stock.	S-1	4.01	7/27/99

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares being registered. †				X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01). †				X

23.02	Consent of KMPG LLP, Independent Auditors. †				X

23.03	Consent of PricewaterhouseCoopers LLP, Independent Accountants.				X

24.01	Power of Attorney (see page 5). †				X

*	Incorporated by reference from Exhibit 10.5 to MediaBin, Inc.’s Registration Statement on 10-12G filed on April 24, 1998.
**	Incorporated by reference from Exhibit 10.7 to MediaBin, Inc.’s Annual Report on Form 10-K405 filed on on April 1, 2002.
†	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on this 19th day of November, 2003.

INTERWOVEN, INC.

By:	/s/ David M. Allen

David M. Allen Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

* Martin W. Brauns	Chairman, President and Chief Executive Officer	November 19, 2003

Principal Financial and Principal Accounting Officer:

/s/ DAVID M. ALLEN David M. Allen	Senior Vice President and Chief Financial Officer	November 19, 2003

Additional Directors:

* Ronald E.F. Codd	Director	November 19, 2003

Bob L. Corey	Director

* Frank J. Fanzilli, Jr.	Director	November 19, 2003

* Kathryn C. Gould	Director	November 19, 2003

Mahmood M. Panjwani	Director

* Anthony Zingale	Director	November 19, 2003

*By: /s/ David M. Allen David M. Allen Attorney-In-Fact		November 19, 2003

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Exhibit Index

Exhibit Number	Exhibit Description

23.03	Consent of PricewaterhouseCoopers LLP, Independent Accountants.